UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2007

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2007, CSG Systems International, Inc. amended the employment agreements of each of its executive officers primarily to bring consistency among all of the employment agreements for certain key provisions. The modifications to the employment agreements primarily relate to provisions addressing term of employment and certain benefits to be received upon termination of employment under various circumstances. A copy of these amendments to the employment agreements are attached hereto as the following exhibits and incorporated by reference:

•	Exhibit 10.46C – Third Amendment to Employment Agreement with Edward C. Nafus, dated March 6, 2007

•	Exhibit 10.47A – First Amendment to Employment Agreement with Randy R. Wiese, dated March 6, 2007

•	Exhibit 10.48B – Second Amendment to Employment Agreement with Peter E. Kalan, dated March 6, 2007

•	Exhibit 10.49A – First Amendment to Employment Agreement with Joseph T. Ruble, dated March 6, 2007

•	Exhibit 10.70A – First Amendment to Employment Agreement with Robert M. Scott, dated March 6, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2007

CSG SYSTEMS INTERNATIONAL, INC.

	By:	/s/ Randy R. Wiese
Randy R. Wiese,
Chief Financial Officer and
Principal Accounting Officer

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CSG Systems International, Inc.

Form 8-K

Exhibit Index

10.46C	Third Amendment to Employment Agreement with Edward C. Nafus, dated March 6, 2007

10.47A	First Amendment to Employment Agreement with Randy R. Wiese, dated March 6, 2007

10.48B	Second Amendment to Employment Agreement with Peter E. Kalan, dated March 6, 2007

10.49A	First Amendment to Employment Agreement with Joseph T. Ruble, dated March 6, 2007

10.70A	First Amendment to Employment Agreement with Robert M. Scott, dated March 6, 2007

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